For period ending 	07/31/01  All-American Term Trust

File number 	811-7352

				Exhibit 77 C.

Submission of Matters to a Vote of Security Holders:

A special meeting of shareholders of the Registrant was held on February 8, 2001. At the meeting, shareholders approved proposal one of a new investment management and administration contract between Brinson Advisors, Inc. ("Brinson Advisors") (formerly Mitchell Hutchins Asset Management, Inc.) and All-American Term Trust, Inc. Voting on proposal one was as follows: Shares Voted For= 6,735,708; Shares Voted Against=196,984 and Shares Withhold Authority= 245,364. Shareholders approved proposal two for a new sub-advisory contract between Brinson Advisors and Wellington Management Company, LLP. Voting on proposal two was as follows:
Shares Voted For= 6,740,780; Shares Voted Against=199,860; Shares Withhold Authority= 237,416. Shareholders approved proposal three of a new sub-advisor approval policy for the Trust. Shares Voted For =5,158,911; Shares Voted Against= 802,070; Shares
Withhold Authority = 1,217,075.

An annual meeting of shareholders of the Registrant was held on May 17, 2001. At the meeting, shareholders elected board members. Pursuant to Instruction 2 of Sub-Item 77C of Form N-SAR, it is not necessary to provide in this exhibit details concerning shareholder action on this proposal since there were no solicitations in opposition to the Registrant's nominees and all of the nominees were elected.






INVESTMENT MANAGEMENT AND
ADMINISTRATION CONTRACT
Contract made as of March 1, 2001, between PAINEWEBBER
MANAGED INVESTMENTS TRUST, a Massachusetts business trust
("Trust"), and MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation registered as an investment adviser under the Investment Advisers Act of 1940, as amended
("Advisers Act"), and     as a broker-dealer under the Securities
Exchange Act of 1934, as amended ("1934 Act");
WHEREAS the Trust is registered under the Investment
Company   Act of 1940, as amended ("1940 Act"), as an open-end
management investment company, and is authorized to offer for public sale  distinct series of shares of beneficial interest;
and
WHEREAS the Trust desires and intends to have one or
more investment advisers ("Sub-Advisers") provide investment advisory and portfolio management services with respect to the series of shares of beneficial interest of the Trust designated as PaineWebber High Income Fund and each such other series as to which this Contract may apply (each a "Series"); and
WHEREAS the Trust desires to retain Mitchell Hutchins as
investment manager and administrator to furnish certain administrative and portfolio management services to the Trust with respect to the Series, and Mitchell Hutchins is willing to furnish such services;
NOW, THEREFORE, in consideration of the premises and
mutual covenants herein contained, it is agreed between the
parties hereto as follows:
1.	Appointment. The Trust hereby appoints Mitchell
Hutchins as investment manager and administrator of the Trust and each Series for the period and on the terms set forth in this
Contract.     Mitchell Hutchins accepts such appointment and
agrees to render the services herein set forth, for the
compensation herein provided.
2. 	Duties as Investment Manager; Appointment of
Sub-Advisers
(a)	Subject to the oversight and direction of the
Trust's   Board of Trustees ("Board"), Mitchell Hutchins will
provide to the Trust investment management evaluation services principally by performing initial reviews of prospective Sub-Advisers for each Series and overseeing and monitoring performance of the Sub-Advisers thereafter. Mitchell Hutchins agrees to report to the Trust the results of its evaluation, oversight and monitoring functions and to keep books and records of the Trust in connection therewith. Upon the request of the Board, Mitchell Hutchins will provide portfolio management services with respect to any portion of Series' assets for which no Sub-Adviser is responsible.  Mitchell Hutchins further agrees to communicate performance expectations and evaluations to the Sub-Advisers, and to recommend to the Trust whether agreements with Sub-Advisers should be renewed, modified or terminated.
(b)	Mitchell Hutchins is responsible for informing the
Sub-Advisers of the investment objective(s), policies and restrictions of the Series for which the Sub-Adviser is responsible, for informing or ascertaining that it is aware
of other legal and regulatory responsibilities applicable to the Sub-Adviser with respect to the Series for which the
Sub-Adviser is responsible, and for monitoring the Sub-Advisers' discharge of their duties; but Mitchell Hutchins is not responsible for the specific actions (or inactions) of a
Sub-Adviser in the performance of the duties assigned to it.
(c)	With respect to each Sub-Adviser for a Series,
Mitchell Hutchins shall enter into an agreement ("Sub-Advisory Agreement") with the Sub-Adviser in substantially the form previously approved by the Board and shall seek approval of the Board or a Series' shareholders in a manner consistent with the
1940 Act, the rules thereunder or any applicable exemptive
order.
(d)	Mitchell Hutchins shall be responsible for the fees
payable to and shall pay the Sub-Adviser of a Series the fee as specified in the Sub-Advisory Agreement relating thereto.
	(e)	In the event that the Board shall request that
Mitchell Hutchins provide any portfolio management services to one or more Series, Mitchell Hutchins shall comply with this paragraph 2(e). Mitchell Hutchins agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Series, Mitchell Hutchins may, in its discretion, use brokers who provide the Series with research, analysis, advice and
similar services to execute portfolio transactions on behalf of the Series, and Mitchell Hutchins may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Mitchell
Hutchins' determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Mitchell Hutchins to such Series and its other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to the
Series over the long term.  In no instance will portfolio
securities be purchased from or sold to Mitchell Hutchins, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.
Mitchell Hutchins may aggregate sales and purchase orders with respect to the assets of the Series with similar orders being made simultaneously for other accounts advised by Mitchell
Hutchins or its affiliates. Whenever Mitchell Hutchins simultaneously places orders to purchase or sell the same security on behalf of a Series and one or more other accounts advised by Mitchell Hutchins, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account; the Trust recognizes that in some cases this procedure may adversely affect the
results obtained for the Series. In providing any portfolio management services, Mitchell Hutchins will oversee the maintenance of all books and records with respect to the
securities transactions of each Series, and will furnish the
Board with such periodic and special reports as the Board
reasonably may request.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, Mitchell Hutchins hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods
prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Trust any records which it maintains for the
Trust upon request by the Trust. In providing any portfolio management services, Mitchell Hutchins will oversee the computation of the net asset value and the net income of each
Series as described in the currently effective registration statement of the Trust under the Securities Act of 1933, as amended, and the 1940 Act and any supplements thereto
("Registration Statement") or as more frequently requested
by the Board.  The Fund hereby authorizes Mitchell Hutchins
and any entity or persons associated with Mitchell Hutchins which is a member of a national securities exchange to effect any transaction on such exchange for the account of the Fund, which transaction is permitted by Section 11(a) of the 1934 Act and
Rule 11a2-2(T) thereunder, and the Fund hereby consents to the retention of compensation by Mitchell Hutchins or any entity or persons associated with Mitchell Hutchins for such transactions.
3.	Duties as Administrator.  Mitchell Hutchins will
administer the affairs of the Trust and Series subject to the oversight and direction of the Board and the following understandings:
(a)	Mitchell Hutchins will supervise all aspects of the
operations of the Trust and the Series, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of any of its responsibilities with respect to the conduct of the
affairs of the Trust and the Series.
(b) 	Mitchell Hutchins will provide the Trust and each
Series with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Trust and Series in connection with the administration of the Trust.
(c)	Mitchell Hutchins will arrange, but not pay, for the
periodic preparation, updating, filing and dissemination (as applicable) of the Trust's Registration Statement, proxy material, tax returns and required reports to shareholders of each Series and the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.
(d) 	Mitchell Hutchins will provide the Trust and each
Series with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.
(e) 	Mitchell Hutchins will provide the Board on a
regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Mitchell Hutchins.
4.	Further Duties. In all matters relating to the
performance of this Contract, Mitchell Hutchins will act in conformity with the Declaration of Trust, By-Laws and the currently effective Registration Statement and with the
instructions and directions of the Board and will comply with the requirements of the 1940 Act, the Advisers Act, and the rules under each, and all other applicable federal and state laws and regulations.
5.	Services Not Exclusive. The services furnished by
Mitchell Hutchins hereunder are not to be deemed exclusive and Mitchell Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby.  Nothing in this Contract shall limit or
restrict the right of any director, officer or employee of
Mitchell Hutchins, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a
dissimilar nature.
6. 	Expenses.
(a)	During the term of this Contract, each Series will
bear all expenses, not specifically assumed by Mitchell Hutchins, incurred in its operations and the offering of its shares.
(b) 	Expenses borne by each Series will include but not
be limited to the following (or the Series' proportionate share of the following): (i) the cost (including brokerage commissions) of securities purchased or sold by the Series and any losses incurred in connection therewith; (ii) fees payable to and expenses incurred on behalf of the Series by Mitchell Hutchins under this Contract; (iii) expenses of organizing the Series;
(iv) filing fees and expenses relating to the registrations and qualification of the Series' shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (v) fees and salaries payable to the Trust's Trustees and officers who are not interested persons of the Trust or Mitchell Hutchins; (vi) all expenses incurred in connection with the Trustees' services, including travel expenses; (vii) taxes (including any income or franchise taxes) and governmental fees;
(viii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (ix) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or the Series for
violation of any law; (x) legal, accounting and auditing
expenses, including legal fees of special counsel for those
Trustees of the Trust who are not interested persons of the
Trust; (xi) charges of custodians, transfer agents and other agents; (xii) costs of preparing share certificates; (xiii)
expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xiv) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders;
(xv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its
officers, Trustees, agents and shareholders) incurred by the
Trust    or the Series; (xvi) fees, voluntary assessments and
other expenses incurred in connection with membership in
investment company organizations; (xvii) costs of mailing and tabulating proxies and costs of meetings of shareholders, the
Board and any committees thereof; (xviii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; (xix) costs of mailing, stationery and communications equipment; (xx) expenses incident to any dividend, withdrawal or redemption options; (xxi) charges and expenses of any outside pricing service used to value portfolio securities; (xxii) interest on borrowings of the Trust; and
(xxiii)   any fees or expenses related to license agreements with
respect to securities indices.
(c) 	The Trust or a Series may pay directly any expenses
incurred by it in its normal operations and, if any such payment is consented to by Mitchell Hutchins and acknowledged as
otherwise payable by Mitchell Hutchins pursuant to this Contract, a Series may reduce the fee payable to Mitchell Hutchins pursuant to Paragraph 7 thereof by such amount. To the extent that such deductions exceed the fee payable to Mitchell Hutchins on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.
(d) 	Mitchell Hutchins will assume the cost of any
compensation for services provided to the Trust received by the officers of the Trust and by those Trustees who are interested persons of the Trust.
(e) 	The payment or assumption by Mitchell Hutchins of
any expenses of the Trust or a Series that Mitchell Hutchins is not required by this Contract to pay or assume shall not obligate Mitchell Hutchins to pay or assume the same or any similar expense of the Trust or a Series on any subsequent occasion.
7. 	Compensation.
(a)	For the services provided and the expenses assumed
pursuant to this Contract, the Trust will pay
to Mitchell Hutchins a fee with respect to
PaineWebber High Income Fund, computed daily
and paid monthly, at an annual rate of 0.50% of
average daily net assets.
(b)	For the services provided and the expenses assumed
pursuant to this Contract with respect to any
Series hereafter established, the Trust will
pay to Mitchell Hutchins from the assets of
such Series a fee in an amount to be agreed
upon in a written fee agreement("Fee
Agreement") executed by the Trust on behalf
of such Series and by Mitchell Hutchins.
All such Fee Agreements shall provide that
they are subject to all terms and conditions
of this Contract.
(c)	The fee shall be computed daily and paid monthly to
Mitchell Hutchins on or before the last business day of the next succeeding calendar month.
(d)	If this Contract becomes effective or terminates
before the end of any month, the fee for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.
8.	Limitation of Liability of Mitchell Hutchins.
Mitchell Hutchins and its officers, directors, employees and delegates, including any Sub-Adviser or Sub-Administrator to a Series, shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Series, the Trust or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Mitchell Hutchins, who may be or become an officer, Trustee, employee or agent of the Trust shall be deemed, when rendering services to a Series or the Trust or acting with respect to any business of such Series or the Trust, to be rendering such
service    to or acting solely for the Series or the Trust and
not as an   officer, director, employee, or agent or one under
the control or direction of Mitchell Hutchins even though paid by it.
9.	Limitation of Liability of the Trustees and
Shareholders of the Trust. The Trustees of the Trust and the shareholders of any Series shall not be liable for any obligations of any Series or the Trust under this Agreement and Mitchell Hutchins agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such
Trustees or shareholders.
10. 	Duration and Termination.
	(a)	This Contract shall become effective for each Series
upon the day and year first written above, provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and (ii) by vote of a majority of that Series' outstanding voting securities.
	(b)	Unless sooner terminated as provided herein, this
Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons
of    any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or, with respect to any given Series, by vote of a majority of the outstanding voting securities of such Series.
(c)	Notwithstanding the foregoing, with respect to a
Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Series on sixty days' written notice to Mitchell Hutchins and may be terminated by Mitchell Hutchins at any time, without the payment of any penalty, on sixty days' written notice to the Trust. Termination of this Contract with respect to a Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series. This Contract will terminate automatically in the event of its assignment.
11.	Amendment of this Contract.  No provision of this
Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this contract as to a Series shall be effective until approved by vote of a majority of the Series' outstanding voting securities.
12.	Governing Law.  This Contract shall be construed in
accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act, provided, however, that section 9 above will be construed in accordance with the laws of the Commonwealth of Massachusetts. To the extent that the applicable laws of the State of New York or the Commonwealth of Massachusetts conflict with the applicable provisions of the 1940 Act, the latter shall control.
13.	Miscellaneous.  The captions in this Contract are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "national securities exchange," "net assets," "prospectus," "sale," "sell" and
"security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.
IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.


PAINEWEBBER MANAGED INVESTMENTS TRUST
Attest:  /s/ Keith Weller
By:  /s/ Dianne E. O'Donnell
        Dianne E. O'Donnell

MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
Attest:  /s/ Evelyn DeSimone
By:  /s/ Amy R. Doberman
        Amy R. Doberman



Item 77Q-1


SUB-ADVISORY CONTRACT
	Contract made as of February 8, 2001 between MITCHELL
HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins"), and WELLINGTON MANAGEMENT COMPANY, LLP, a
Massachusetts limited liability partnership ("Sub-Adviser").
	RECITALS
	(1)	Mitchell Hutchins has entered into an Investment
Management and Administration Contract, dated February 8, 2001 ("Management Agreement"), with All-American Term Trust Inc., a closed-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act") ("Trust");
	(2)	Mitchell Hutchins wishes to retain the Sub-Adviser to
furnish certain investment advisory services to Mitchell Hutchins and the Trust; and
	(3)	The Sub-Adviser is willing to furnish such services;
	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, Mitchell Hutchins and the Sub-Adviser agree as follows:
	1.	Appointment.  Mitchell Hutchins hereby appoints the
Sub-Adviser as an investment sub-adviser with respect to the
Trust for the period and on the terms set forth in this Contract.
The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided.
	2.	Duties as Sub-Adviser.
	(a)	Subject to the supervision and direction of the
Trust's Board of Directors ("Board") and review by Mitchell
Hutchins, and any written guidelines adopted by the Board or
Mitchell Hutchins, the Sub-Adviser will provide a continuous investment program for all or, if subsequently so specified by Mitchell Hutchins, a designated portion ("Segment") of the assets of the Trust, including investment research and discretionary management with respect to all securities and investments and cash equivalents in the Trust or Segment. The Sub-Adviser will
determine    from time to time what investments will be purchased,
retained or sold by the Trust or Segment and what portion of the
Trust or Segment will be invested or held uninvested in cash. The Sub-Adviser will be responsible for placing purchase and sell orders for investments and for other related transactions for the Trust or Segment. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Trust or Segment.
The Sub-Adviser understands that the Trust's assets need to be managed so as to permit it to qualify or to continue to qualify as a regulated investment company under Subchapter M of the
Internal Revenue Code, as amended ("Code").  The Sub-Adviser will provide services under this Contract in accordance with the Trust's investment objective, policies and restrictions as stated
in the Trust's currently effective registration statement under the 1940 Act, and any amendments or supplements thereto
("Registration Statement").
	(b)	The Sub-Adviser shall have full and complete
discretion to establish brokerage accounts with one or more
brokers, dealers or other financial intermediaries as Sub-Adviser may select, including those which from time to time may furnish to Sub-Adviser or its affiliates statistical and investment
research information and other services.  The Sub-Adviser agrees that, in placing orders with brokers, it will obtain the best net result in terms of price and execution; provided that, on behalf of the Trust, the Sub-Adviser may, in its discretion, use brokers that provide the Sub-Adviser with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Trust or Segment, and the Sub-Adviser may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to the Sub-Adviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Sub-Adviser to the Trust and its other clients and that the total commissions paid by the Trust or
Segment will be reasonable in relation to the benefits to the
Trust over the long term.  In no instance will portfolio
securities be purchased from or sold to Mitchell Hutchins or the Sub-Adviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Sub-Adviser may aggregate sales and purchase orders with respect to the assets of the Trust or Segment with similar orders being made simultaneously for other accounts advised by the Sub-Adviser or its affiliates. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Trust and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.  Mitchell Hutchins
recognizes that in some cases this procedure may adversely
affect the results obtained for the Trust or Segment.
	(c)	The Sub-Adviser will maintain all books and records
required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to
transactions by the Sub-Adviser on behalf of the Trust or Segment, and will furnish the Board and Mitchell Hutchins with such periodic and special reports as the Board or Mitchell Hutchins reasonably may request.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records that it maintains for the Trust and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records that it maintains for the Trust upon request by the Trust. The Sub-Adviser will be entitled to retain originals or copies of records pursuant to the requirements of applicable laws or regulations; provided that the Sub-Adviser will surrender original records to the Trust if the 1940 Act requires that the Trust have or maintain such original records.
	(d)	At such times as shall be reasonably requested by the
Board or Mitchell Hutchins, the Sub-Adviser will provide the Board and Mitchell Hutchins with economic and investment analyses and reports as well as quarterly reports setting forth the performance of the Trust or Segment and make available to the Board and
Mitchell Hutchins any economic, statistical and investment services that the Sub-Adviser normally makes available to its other sub-advisory clients.
	(e)	In accordance with procedures adopted by the Board,
as amended from time to time, the Sub-Adviser is responsible for assisting in the fair valuation of all portfolio securities in the Trust or Segment and will use its reasonable efforts to assist the custodian with obtaining a price from one or more parties independent of the Sub-Adviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.
	3.	Further Duties.  In all matters relating to the
performance of this Contract, the Sub-Adviser will act in
conformity with the Trust's Articles of Incorporation, By-Laws and Registration Statement and with the written instructions and written directions of the Board and Mitchell Hutchins; and will comply with the requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended ("Advisers Act") and the rules under each; Subchapter M of the Internal Revenue Code ("Code"), as applicable to regulated investment companies; and all other federal and state laws and regulations applicable to the Trust. Mitchell Hutchins agrees to provide to the Sub-Adviser copies of the Trust's Articles of Incorporation, By-Laws, Registration Statement, Prospectus and Statement of Additional Information,
written instructions, directions and guidelines of the Board and Mitchell Hutchins, and any amendments or supplements to any of these materials as soon as practicable after such materials become available; and further agrees to identify to the Sub-Adviser in writing any broker-dealers that are affiliated with Mitchell
Hutchins (other than PaineWebber Incorporated and Mitchell
Hutchins itself).
		During the term of this Contract, Mitchell Hutchins agrees to furnish the Sub-Adviser at its principal office all Prospectuses, Statements of Additional Information, proxy statements, reports to shareholders, advertising and sales
literature or other materials prepared for distribution to shareholders of the Trust or the public that refer to the Sub-
Adviser or its clients in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within five business days (two business days if Wellington acknowledges receipt of the
materials), or such other period as may be mutually agreed, after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials that
expressly relate to the Sub-Adviser, its services and its clients. Mitchell Hutchins agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph. Material submitted for the Sub-Adviser's review may be furnished to the Sub-Adviser by first class or overnight mail, by facsimile or by electronic delivery.
	4.	Expenses.  During the term of this Contract, the Sub-
Adviser will bear all expenses incurred by it in connection with its services under this Contract. The Sub-Adviser shall not be responsible for any expenses incurred by the Trust or Mitchell Hutchins.
	5.	Compensation.
	(a)	For the services provided and the expenses
assumed by the Sub-Adviser pursuant to this Contract, Mitchell Hutchins, not the Trust, will pay to the Sub-Adviser a sub-
advisory fee, computed weekly and paid monthly, at an annual rate of 0.30% of the first $50 million of average weekly net assets of the Trust or Segment, 0.25% of the next $50 million of average weekly net assets of the Trust or Segment and 0.15%
of all average weekly net assets of the Trust or Segment at the level of $100 million and above (all computed in the manner
specified in the Management Agreement). Mitchell Hutchins will provide the Sub-Adviser with a schedule showing the manner in which the fee was computed.  If the Sub-Adviser is managing a
Segment, its fees will be based on the value of assets of the
Trust within the Sub-Adviser's Segment.
	(b)	The fee shall be accrued weekly and payable
monthly to the Sub-Adviser on or before the last business day of the next succeeding calendar month.
	(c)	If this Contract becomes effective or terminates
before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion that such period bears to the full month in which such effectiveness or termination occurs.
	6.	Limitation of Liability.
	(a)	The Sub-Adviser shall not be liable for any error of
judgment or mistake of law or for any loss suffered by the Trust, its shareholders or by Mitchell Hutchins in connection with the matters to which this Contract relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract.
	(b)	In no event will the Sub-Adviser have any
responsibilities for any portion of the Trust's investments not managed by the Sub-Adviser or for the acts or omissions of any other sub-adviser to the Trust.
		In particular, in the event the Sub-Adviser shall manage only a portion of the Trust's investments, the Sub-Adviser
shall have no responsibility for the Trust's being in violation     of
any applicable law or regulation or investment policy or
restriction applicable to the Trust as a whole or for the Trust's failing to qualify as a regulated investment company under the
Code, if the securities and other holdings of the Segment managed by the Sub-Adviser are such that such Segment would not be in such violation or fail to so qualify if such segment were deemed a separate "regulated investment company" under the Code.
		Nothing in this section shall be deemed a limitation or waiver of any obligation or duty that may not by law be limited or waived.
	7.	Representations of Sub-Adviser.  The Sub-Adviser
represents, warrants and agrees as follows:
	(a)	The Sub-Adviser (i) is registered as an investment
adviser under the Advisers Act and will continue to be so
registered for so long as this Contract remains in effect; (ii)
 is not prohibited by the 1940 Act or the Advisers Act from
performing the services contemplated by this Contract; (iii) has met and will seek to continue to meet for so long as this Contract remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Contract; (iv) has the authority to enter into and perform the services contemplated by this Contract; and (v) will promptly notify Mitchell Hutchins of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.
	(b)	The Sub-Adviser has adopted a written code of ethics
and appropriate procedures complying with the requirements of
Rule 17j-1 under the 1940 Act and will provide Mitchell Hutchins and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Contract is in
effect,    the Sub-Adviser shall certify to Mitchell Hutchins that
the Sub-   Adviser has complied with the requirements of
Rule 17j-1 during        the previous year and that there has been
no material violation of     the Sub-Adviser's code of ethics or,
if such a violation has occurred, that appropriate action was
taken     in response to such violation.  Mitchell Hutchins may
request, and     the Sub-Adviser shall provide, non-confidential
information which      has been reported to the Sub-Adviser by
personnel performing services for the Trust as required by
Rule 17j-1(c)(1).
	(c)	The Sub-Adviser has provided Mitchell Hutchins with
a      copy of its Form ADV, as most recently filed with the
Securities and Exchange Commission ("SEC"), and promptly will furnish a copy of all amendments to Mitchell Hutchins at least annually.
	(d)	The Sub-Adviser will notify Mitchell Hutchins of any
change of control of the Sub-Adviser, including any change of its general partners or 25% shareholders or 25% limited partners, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Trust or senior management of the Sub-Adviser, in each case prior to, or promptly after, such change.
	(e)	The Sub-Adviser agrees that neither it, nor any of
its affiliates, will in any way refer directly or indirectly to its relationship with the Trust, Mitchell Hutchins or any of their respective affiliates in offering, marketing or other promotional materials without the prior express written consent of Mitchell Hutchins.
	8.	Services Not Exclusive.  The services furnished by
the Sub-Adviser hereunder are not to be deemed exclusive and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby or unless otherwise agreed to by the parties hereunder in writing.
The services to be furnished by the Sub-Adviser under this
Contract may be furnished through the medium of any of the Sub-
Adviser's partners, officers or employees.    Nothing in this
Contract shall limit or restrict the right of any partner, officer or employee of the Sub-Adviser, who may also be a director,
officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the
management or other aspects of any other business, whether of a similar nature or a dissimilar nature.
	9.	Duration and Termination.
	(a)	This Contract shall become effective upon the
day and year first written above, provided that this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Trust who are not parties to this Contract or interested persons of any such party ("Independent Directors"), cast in person at a meeting called for the purpose of voting on such approval and (ii) by vote of a majority of the Trust's outstanding voting securities.
	(b)	Unless sooner terminated as provided herein,
this Contract shall continue in effect for two years from the date first above written. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is
specifically approved at least annually (i) by a vote of a
majority of the Independent Directors of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Trust.
	(c)	Notwithstanding the foregoing, with respect to the
Trust, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Trust on sixty days' written notice to the Sub-Adviser and may be
terminated by the Sub-Adviser at any time, without the payment of any penalty, on sixty days' written notice to Mitchell
Hutchins.  The Contract may also be terminated, without payment of penalty, by Mitchell Hutchins (i) upon sixty days written notice to the Sub-Adviser, (ii) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 7 of this Contract, if such breach shall not have been cured within a 20 day period after notice of such breach or
(iii) if, in the reasonable judgment of Mitchell Hutchins, the Sub-Adviser becomes unable to discharge its duties and obligations under this Contract, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Trust. This contract will terminate automatically in the event of its assignment.
	10.	Amendment of this Contract.  No provision of this
Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  No amendment of this Contract as to the Trust shall be effective until approved by vote of the Independent Directors or a majority of the Trust's outstanding voting securities.
	11.	Governing Law.  This Contract shall be construed in
accordance with the 1940 Act and the laws of the State of New
York, without giving effect to the conflicts of laws principles thereof. To the extent that the applicable laws of the State of
New York conflict with the applicable provisions of the 1940 Act, the latter shall control.
	12.	Miscellaneous.  The captions in this Contract are
included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
As used in this Contract, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets,"
"sale," "sell" and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Contract is made less restrictive by a rule, regulation or order of the SEC, whether of special or
general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  This Contract may be signed in counterpart.
	13.	Notices.  Any notice herein required is to be in
writing and is deemed to have been given to the Sub-Adviser or Mitchell Hutchins upon receipt of the same at their respective addresses set forth below. All written notices required or permitted to be given under this Contract will be delivered by personal service, by postage mail return receipt requested or by facsimile machine or a similar means of same day delivery which provides evidence of receipt (with a confirming copy by mail as set forth herein). All notices provided to Mitchell Hutchins will be sent to the attention of Dianne E. O'Donnell, Deputy General Counsel. All notices provided to the Sub-Adviser will be sent to the attention of Regulatory Affairs.
	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.






MITCHELL HUTCHINS ASSET
MANAGEMENT INC.
51 West 52nd Street
New York, New York  10019-6114
Attest:	/s/Evelyn DeSimone
	Name:  Evelyn DeSimone
	Title:  Assistant Vice
President
By:	/s/ Dianne E. O'Donnell
Name: Dianne E. O'Donnell
Title:	Senior Vice President







WELLINGTON MANAGEMENT
COMPANY, LLP
75 State Street
Boston, Massachusetts 02109
Attest:	 /s/ Heather Schirmer
	Name: Heather Schirmer
	Title:   Regulatory
Specialist
By:	/s/ Duncan M. McFarland
	Name: Duncan M. McFarland
	Title:  President





79.	?	List the "811" numbers and names of Registrant's wholly-
owned investment company subsidiaries
		consolidated in this report.


811 Number		Subsidiary
Name